UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 11, 2024 (October 28, 2024)

HST Global, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-15303	73-1215433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Old Neck Road, Suite 105, Virginia Beach, VA	23454
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(800) 961-4750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 2, 2024, HST Global, Inc. (“HSTC”), a Nevada Corporation, entered into a Membership Interest Purchase Agreement (the “Agreement”) with Amnion LLC, a Virginia limited liability company, pursuant to which HSTC acquired all of the membership interests in Amnion LLC (the “Interests”). The acquisition allows HSTC to enhance its business portfolio by integrating Amnion LLC’s assets and operations into its strategic growth initiatives.

Pursuant to the Agreement, HSTC will issue restricted stock as the purchase consideration. Specifically, 1,000,000 shares of restricted stock vested upon execution of the Agreement, with further vesting contingent upon Amnion LLC reaching specified revenue thresholds over the next 24 months, including the following:

•2,000,000 shares upon Amnion LLC achieving $250,000 in revenue within 12 months.

•2,000,000 shares upon Amnion LLC achieving $500,000 in revenue within 24 months.

In addition to the stock issuance, HSTC has committed to providing $150,000 in operational cash advances to Amnion LLC for business continuity while the terms of the transaction are finalized. The Agreement also includes provisions for HSTC to secure a $1,000,000 investment in Amnion LLC within six months.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the acquisition of Amnion LLC, HSTC issued 5,000,000 shares of restricted common stock. The restricted stock will vest upon the achievement of revenue milestones as outlined in the Agreement, with resale restrictions for one year following the date of issuance.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

The following Exhibits are included herein:

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement between HST Global, Inc. and Amnion LLC, dated as of October 2, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HST Global, Inc.

(Registrant)

Dated: November 11, 2024By:  \s\ Mike Field

President